Industry Canada / Industrie Canada
Canada Business Corporations Act / Loi canadienne sur les sociétés par actions

FORM 11 ARTICLES OF CONTINUANCE (SECTION 187)
FORMULAIRE 11 CLAUSES DE PROROGATION (ARTICLE 187)

1 -- Name of the Corporation / Dénomination sociale de la société

i-minerals inc.

2 -- Taxation Year End / Fin de l'année d'imposition (M / D-J)

04 30

3 -- The province or territory in Canada where the registered office is to be situated / La province ou le territoire au Canada où se situera le siège social

British Columbia

4 -- The classes and the maximum number of shares that the corporation is authorized to issue / Catégories et le nombre maximal d'actions que la société est autorisée à émettre

100,000,000 common shares without par value

5 -- Restrictions, if any, on share transfers / Restrictions sur le transfert des actions, s'il y a lieu

None

6 -- Number (or minimum and maximum number) of directors / Nombre (ou nombre minimal et maximal) d'administrateurs

Minimum number 3, Maximum number 10

7 -- Restrictions, if any, on business the corporation may carry on / Limites imposées à l'activité commerciale de la société, s'il y a lieu

None

8 -- (1) If change of name effected, previous name / (1) S'il y a changement de dénomination sociale, indiquer la dénomination sociale antérieure

Alchemy Ventures Ltd.

(2) Details of incorporation / (2) Détails de la constitution

Incorporated under the laws of the Province of British Columbia on May 17, 1984. Certificate of Incorporation Number 278239.

9 -- Other provisions, if any / Autres dispositions, s'il y a lieu

The directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual general meeting of shareholders provided that the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

Signature	Printed Name - Nom en lettres moulées	10 -- Capacity of - En qualité de	11 -- Tel. No. - N° de tél.
[signature]	David J. McCue	Authorized Agent	(604) 633-4363

FOR DEPARTMENTAL USE ONLY - À L'USAGE DU MINISTÈRE SEULEMENT

421629-6

JAN 22 2004

IC 3247 (2003/06)

Canada